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                                 EXHIBIT 99.1

                              POWER OF ATTORNEY


     The undersigned, Matsushita Electric Industrial Co., Ltd., hereby constitutes and appoints Nobuo Watanabe its attorney-in-fact, with full power of substitution, to execute a statement on Schedule 13G (including any and all amendments thereto) with respect to the indirect beneficial ownership by the undersigned, for purposes of Section 13(g) of the United States Securities Exchange Act of 1934, as amended, of shares of Common Stock of Macrovision Corporation, and to file said statement (including any and all amendments thereto), with exhibits thereto, with the United States Securities and Exchange Commission. The undersigned does hereby authorize, ratify and confirm all that said attorney-in-fact, and his substitute (if any), shall do or cause to be done by virtue hereof.

Dated as of February 13, 1998      Matsushita Electric Industrial Co., Ltd.



                                    By:  /s/ Nobuyuki Tatara
                                       ----------------------------------------
                                             Nobuyuki Tatara,
                                             General Manager,
                                             Affiliates Management Department